UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________
FORM 8-K
______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2019
______________________
Penn National Gaming, Inc.
(Exact Name of Registrant as Specified in Charter)
______________________

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-24206 (Commission File Number)	23-2234473 (I.R.S. Employer Identification No.)

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of Principal Executive Offices, and Zip Code)

610-373-2400
Registrant's Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 12, 2019, Penn National Gaming, Inc. (the “Company”), held its Annual Meeting of Shareholders (“Annual Meeting”).
At the Annual Meeting, the shareholders of the Company (i) elected three Class II directors to serve until the 2022 Annual Meeting of Shareholders; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year; and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.
The following are the final voting results for the three proposals submitted at the Annual Meeting:
Proposal One. Election of three Class II directors to serve until the 2022 Annual Meeting of Shareholders. The final vote tabulation for each of the individual directors was as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
Barbara Shattuck Kohn	98,109,949	5,559,674	8,775,080
Ronald J. Naples	99,886,831	3,782,792	8,775,080
Saul V. Reibstein	98,221,264	5,448,359	8,775,080
The term of office of each of David A. Handler, John M. Jacquemin, Jane Scaccetti, and Timothy J. Wilmott continued following the Annual Meeting.
Proposal Two.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year. The final vote tabulation was as follows:

Votes FOR	Votes AGAINST	Abstentions
111,547,894	86,808	810,001
Proposal Three. Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The final vote tabulation was as follows:

Votes FOR	Votes AGAINST	Abstentions	Broker Non-Votes
101,049,921	1,742,915	876,787	8,775,080

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 13, 2019	PENN NATIONAL GAMING, INC.

		By:	/s/ William J. Fair
William J. Fair
Executive Vice President and Chief Financial Officer